Exhibit 10.1

MEDYTOX SOLUTIONS, INC. AND MONARCH CAPITAL
CONSULTING AGREEMENT

THIS AGREEMENT is between Medytox Solutions, Inc. (hereinafter referred to as "Medytox or Company"), whose address is 400 S. Australian Avenue, West Palm Beach, Fl. 33401 and MONARCH CAPITAL, LLC., whose address is 6161 NW 31 Way, Fort Lauderdale, Florida, 33309 (hereinafter referred to as the "Consultant") and is deemed active on the date executed herein.

WHEREAS, Medytox is in the business of providing laboratory services, medical billing services, financial services, research, development, engineering, design, operations, ownership, licensing and management of various cutting edge technologies in the laboratory services, medical software, financial services fields, etc. and

WHEREAS, the Consultant is in the business of assisting Medytox in providing business and financial advice including but not limited to; strategic business planning, market entry services, outreach and education services, marketing, sales, political strategy, relationship management, contract and document review, consulting with Medytox lawyers and accountants concerning its public company status and compliance, etc.

WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans to achieve the Company's goals of sales of intellectual property, services, equipment, and various technologies, and emplacement of Company equipment as it relates to the technology, and also may identify and introduce, educate or refer potential funding sources, clients, end users, and/or potential business contacts/strategic partners to the Company; recommend potential business strategies as well as additional consultants or service providers and cause revenue to be created for Company by Consultants direct, indirect or referral efforts; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, providing investment advice, engaging in activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, acting as an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Duties and Involvement.

The Company hereby engages Consultant to provide one or more of the services previously described herein, or plans (the "Plan") which lead to the acquisition of clients who purchase, lease, own, acquire, or use the technology or services which the Company wishes to proliferate for fee based services, and for coordination in executing the agreed-upon plan, for using various business services as agreed by both parties. The plans may include, but not by way of limitation, the following services: consult with the Company's management concerning securing clients, expand investor/user base, strategic business planning, broker relations, attendance at conventions and trade shows, consult of mergers with companies, review and assistance in updating a business plan, review and advise on the capital structure for the Company, propose or work with Company's legal counsel and auditors, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, marketing surveys, client and relationship management, market entry services, acquisition and execution of various political assistance and or selection of operatives (enterprise, private, municipal or sovereign), and/or consult on corporate finance, investment banking issues, legal issues, and or any other element required of consultant in the successful implementation of this undertaking not directly addressed herein as requested by Company and agreed to by Consultant.

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The Company agrees that Consultant's work is unique and invaluable to the direction and development of the Company's business and recognizes that although the introductory consulting work is done during a specific time period, the tangible effects as a result of Consultant's work may last years and create multiple fee paid events as a result of the initial efforts either directly or indirectly and may last many years past the term and scope of this agreement. As such, because there is no specific limit to the value of the services provided by Consultant, Company agrees to pay Consultant as defined for services rendered.

2. Relationship Among the Parties.

Consultant acknowledges that it is not an officer, or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action not expressly approved by the Company. The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall not create or imply any agency/broker relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

3. Effective Date, Authority, Term and Termination.

This Agreement shall be effective on and will continue until the date of August 31 2016, a term of one (1) year This Agreement can be modified and extended only by mutual agreement in writing. The signing officer of Company hereby warrants that he has taken all steps necessary and is authorized to execute this agreement on behalf of Company.

4. Option to Renew and Extend.

Company may renew or amend this Agreement by providing written notice to Consultant by negotiating new terms at any time prior to the expiration hereof upon mutual acceptance of terms and conditions by Consultant which shall be accepted by both parties in writing.

5. Compensation and Payment of Expenses.

The Company agrees to pay the Consultant as follows:

a)	In full by check or wire transfer of funds within 5 days of the beginning of each month with first payment due at signing.
b)	Payment terms and conditions are defined in Appendix A.
c)	Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained herein.
d)	Company agrees and shall pay for all costs and expenses incurred associated with its working with Consultant and its representatives, including lodging, meals and travel as necessary upon prior approval.

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6. Client Service, Market Entry Services, and Public and Political Representation.

a)	The Company represents and warrants that it has or will provide Consultant with access to all necessary information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects and all other information of interest to any qualified client as Consultant desires and will continue to update Consultant on any and all changes in status.
b)	The Consultant represents that neither it nor its officers, directors, or employees has been or is not subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission by virtue of any violations of their rules and regulations and that to the best of its knowledge neither is its affiliates nor subcontractors subject to any such disciplinary action.

7. Consultant Services Not Exclusive to Company.

Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

8. Confidentiality.

Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof. Consultant acknowledges the unique and confidential nature of this Agreement and agrees to nondisclosure of same under any and all circumstances excepting those in which a court of proper jurisdiction shall insist upon disclosure. Consultant is obliged to obey all US and Brazilian laws in the execution of its duties.

9. Broker Dealer

The Company recognizes that the Consultant is not a broker or dealer as such terms are defined under the 1933 and 1934 Securities Act as well as any other State or any other regulations and promulgations interpreting or enforcing the terms of such acts, regulations or promulgations. As such the parties expressly acknowledge that all fees paid to Consultant hereunder constitute consulting fees for its strategic advice and not for raising capital for the Company; and that the services of Consultant described in this consulting agreement are not intended to engage Consultant to provide services as a broker or dealer of agent acting on behalf of the Company in any placement of securities.

Consultant shall engage in no negotiations on behalf of the Company, nor shall Consultant participate in discussions between any entity introduced by Consultant and the Company over infusion of capital into the Company. Consultant shall not act as a broker dealer in any way, and the parties acknowledge that Consultant is not licensed to do so. Consultant's only activity in this regard is to make the introduction to potential funding sources and nothing more. Consultant's compensation set forth herein is based solely on the introduction to the potential funding sources and all other services performed for Company. Each of these services in and of itself represents the full basis for Consultant's fee. As such because Consultant's work and potential introductions may develop relationships that last longer than the term of this contract, and as such these relationships and/or Consultant's advice may possibly lead to future opportunities for the Company without the Consultant being explicitly involved, the Company hereby agrees to pay the Consultant the full amount of this contract without exception on the date of its execution as per the payment schedule in Appendix "A". All payments are final and nonrefundable, without exception. Section11 is irrevocable and will survive past the termination date of this contract.

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11. Indemnification.

Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any misleading/ untrue statement or alleged untrue statement of any material fact contained in technical, financial and/or sales information supplied to potential clients or their representatives, any registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding. Such reimbursement of attorney's fees shall be made promptly upon presentation of said invoices by Consultant to Company.

12. Miscellaneous Provisions

Section a Time. Time is of the essence of this Agreement.

Section b Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section d Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section h Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section I Assignment. This Agreement may not be assigned by the Consultant without the Company's consent and shall be binding upon any successors thereto.

Section j Jurisdiction/Venue & Attorney Fees. The parties agree that any dispute arising under this Agreement shall be heard in the federal or state courts sitting in the State of Florida. If any party employs counsel to enforce or interpret this Agreement, including the commencement of any legal preceding whatsoever (including insolvency, bankruptcy, arbitration, declaratory relief or other litigation), the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs. All parties hereby agree to submit to the personal jurisdiction as stated above.

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Section k Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Section 1 Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of Florida .

Section m Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Section n Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Section p Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Section q Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

Section r Accounting. Consultant shall have the right upon request to review all financial records of Company as it relates to any and all projects or the company's books and records themselves. Said records shall be produced within ten (10) days of any written request by Consultant.

Section s Termination. Company agrees to notify Consultant within 180 days prior to the termination date of the agreement of its intent to terminate this consulting agreement. Should Company not notify Consultant, then the agreement automatically renews for an additional one (1) year with a five (5%) increase in the then current monthly fee. Termination shall not cancel any obligations of Company to pay Consultant any fees or other revenue earned.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein and have guaranteed to each party that they have the appropriate corporate authority to enter into said contract.

This agreement is executed on this date, 1 August 2015 by and between Monarch Capital, LLC and Medytox.

CONSULTANT:
MONARCH CAPITAL,LLC.

By: /s/ Michael Goldberg
Michael Goldberg, MANAGING DIRECTOR

COMPANY:
Medytox:

By: /s/ Seamus Lagan
Seamus Lagan, PRESIDENT AND CEO

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MEDYTOX SOLUTIONS, INC. AND MONARCH CAPITAL
CONSULTING AGREEMENT

APPENDIX A

Definition of Consultant's right to be paid and amounts of agreed upon remuneration and fees for such services.

1. Terms of Payment

a. Consultant shall be paid the following amounts: $7,500.00 due at signing; first 90 day period-$12,500.00 per month, second 90 day period-$15,000.00 per month, 3rd 90 day period- $17,500.00 per month, 4th 90 day period- $20,000.00 per month. Payment shall be due as previously described herein within five (5) days of the beginning of each month.

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